UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Erik Lundgren as Chief Executive Officer

On May 22, 2026 (the “Effective Date”), Immunic, Inc. (the "Company") appointed Erik Lundgren, as Chief Executive Officer of the Company, with his start of employment beginning on June 1, 2026.

Erik Lundgren, age 48, served as Senior Vice President, Commercial Portfolio Organization at Genentech, Inc., a member of the Roche Group, from May 2024 to May 2026, where he led and oversaw the commercial strategy across all therapeutic areas of the company's portfolio. Prior to that role, Mr. Lundgren was the General Manager of Roche s.r.o. from April 2021 to May 2024. Mr. Lundgren was the Lifecycle Leader for Huntington’s disease at Roche from January 2018 to May 2021. Prior to that, Mr. Lundgren served in roles of increasing responsibility at Genentech from May 2007 to December 2017, including serving as Senior Marketing Director supporting the launch and commercialization of Ocrevus® (ocrelizumab). Mr. Lundgren began his career in the consulting industry. Mr. Lundgren earned his Bachelor of Arts in Public Policy from Duke University and his Master of Business Administration from Harvard Business School.

In connection with his appointment as Chief Executive Officer, Mr. Lundgren entered into an employment agreement with the Company, dated as of May 22, 2026 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Lundgren will receive a yearly base salary of $685,000, subject to periodic review and adjustments made by the Company, and be eligible for a yearly bonus amount of not less than 60% of the yearly base salary upon achievement of certain individual and company goals. For the fiscal year ending December 31, 2026, the Company will pay Mr. Lundgren’s annual bonus in full (without proration) at no less than 60% of the yearly base salary, in six monthly installments of no less than sixty-eight thousand and five hundred dollars ($68,500) each. In addition, if (i) the pending Phase 3 trial for relapsing multiple sclerosis meets its primary efficacy and safety goals in a manner that, as reasonably determined by the Company’s Board of Directors (the “Board”), justifies the submission of a New Drug Application with the U.S. Food and Drug Administration for relapsing multiple sclerosis, and (ii) Mr. Lundgren remains an employee of the Company in good standing through March 31, 2027, the Company shall pay to Mr. Lundgren an additional cash bonus of two hundred thousand dollars ($200,000), which shall be paid on the first ordinary payroll date after such conditions are both met. Additionally, the Company has agreed to enter into a separate letter agreement promptly after the execution of the Employment Agreement, pursuant to which the Company shall pay Mr. Lundgren a cash bonus of two hundred and fifty thousand dollars ($250,000) within one month of the Effective Date. Mr. Lundgren is also entitled to: (i) participate in all employee benefit plans, (ii) reimbursement for certain reasonable business-related or employment-related expenses, and (iii) thirty (30) days paid vacation per year.

Pursuant to the Employment Agreement, if: (i) Mr. Lundgren is terminated without “cause” (as such term is defined in the Employment Agreement), (ii) Mr. Lundgren resigns for “Good Reason” (as such term is defined in the Employment Agreement), or (iii) the Company elects not to renew the term of Mr. Lundgren’s employment with the Company, subject to the terms and limitations in the Employment Agreement, and such termination occurs outside of a Change of Control Period (as defined in the Employment Agreement), Mr. Lundgren would be entitled to receive (a) a lump sum payment in an amount equal to the sum of Mr. Lundgren’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Mr. Lundgren has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to twelve (12) months of base salary, plus an amount equal to 100% of Mr. Lundgren’s then-current target bonus; provided, that if Mr. Lundgren’s employment is terminated by Mr. Lundgren as a result of a Clinical Trial Failure Event on or prior to March 31, 2027, the severance payment shall instead be equal to thirty-four (34) months of base salary, (c) full acceleration of 100% of unvested equity awards, which would remain exercisable for twelve (12) months, (d) reimbursement of COBRA premiums for twelve (12) months, and (e) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. If such a termination occurs during the Change of Control Period, or if Mr. Lundgren incurs a qualifying termination prior to a Change of Control that entitles him to severance payments outside of the Change of Control Period and a Change of Control occurs within sixty (60) days following his date of termination, Mr. Lundgren would be entitled to receive: the enhanced Change of Control severance payments (less, in the case of the sixty-day lookback, any amounts already paid): (a) a lump sum payment in an amount equal to the sum of Mr. Lundgren’s earned but unpaid base salary through the date of termination, plus his accrued but unused vacation days at the base salary in effect as of the date of termination, plus any other benefits or rights Mr. Lundgren has accrued or earned through the date of termination, in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company, (b) a lump sum severance payment equal to eighteen (18) months of base salary, (c) a lump sum payment equal to 150% of Mr. Lundgren’s target annual bonus (without proration), (d) full acceleration of 100% of unvested equity awards, which would remain exercisable for eighteen (18) months, (e) reimbursement of COBRA premiums for eighteen (18) months, and (f) accrued but unpaid annual bonus, if any, for the fiscal year ended prior to the date of termination, payable at the same time annual bonuses for such fiscal year are paid to other key employees of the Company. Receipt of severance benefits in either case is conditioned upon Mr. Lundgren’s execution and non-revocation of a release of claims in favor of the Company.

Effective May 22, 2026, the Compensation Committee of the Board approved a grant to Mr. Lundgren of an initial equity option to purchase 1,000,000 shares of common stock of the Company under the Immunic, Inc. 2026 Inducement Equity Compensation Plan (the “Options”). The Options were granted as an inducement material to Mr. Lundgren’s commencement of employment pursuant to NASDAQ Listing Rule 5635(c)(4). The Options will be time vested, with twenty-five percent (25%) vesting on the one-year anniversary of the Effective Date and the remaining seventy-five percent (75%) vesting on a monthly basis in thirty-six (36) equal installments. The exercise price of the Options is the closing price of the Company’s common stock on the date the Options were approved by the Compensation Committee.

There is no relationship or agreement between Mr. Lundgren and any other person pursuant to which he was appointed as an officer of the Company and there is no family relationship between Mr. Lundgren and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Lundgren which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than as set forth in this Current Report on Form 8-K. The Company will enter into a customary indemnity agreement with Mr. Lundgren, consistent with the form filed as Exhibit 10.7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on February 26, 2025.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Resignation of Dr. Daniel Vitt

On May 22, 2026, Daniel Vitt, resigned as the Chief Executive Officer of the Company, effective June 1, 2026. The resignation of Dr. Vitt was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board is deeply grateful for Dr. Vitt service, dedication, and contributions to the Company. Dr. Vitt will continue to serve as a member of the Company’s Board, and retain responsibility for scientific strategy and portfolio advancement.  There are no changes to the Company’s compensation arrangements with Dr. Vitt at this time.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the appointment of Mr. Lundgren as Chief Executive Officer and the resignation of Dr. Vitt. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
10.1	Employment Agreement, dated May 22, 2026, by and between Immunic, Inc. and Erik Lundgren
99.1	Press Release dated May 27, 2026.
104	Cover Page to this Current Report on Form 8-K in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 27, 2026	Immunic, Inc.

	By:	/s/ Erik Lundgren
Erik Lundgren
Chief Executive Officer